EXHIBIT 2.04

                              AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                             TZAAR CORPORATION



                              AMENDMENT TO THE

               ARTICLES OF INCORPORATION OF TZAAR CORPORATION

     Tzaar Corporation, a corporation organized under the laws of the State of Nevada, November 3, 1986, hereby adopts the following Articles of

Amendment to its Articles of Incorporation pursuant to the provisions of

Nevada Revised Statutes Sections 78.385 and 78.390.

                                     I

     The Articles of Incorporation shall be amended to read as follows:

                                 Article I

NAME.     The name of the corporation (hereinafter called the "Corporation")
-----
          Gencell, Inc.

                                     II

     The date of the adoption of the foregoing amendments by the shareholders was December 28, 1996.  The number of shares outstanding in the Corporation and entitled to vote on the amendment was 10,584,039.  All stock in the

Corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders.

                                    III

     The number of shares that voted in favor of the above amendments was

7,520,700.  The number of shares that voted against the above amendments was

0.
                                    IV

     The shareholders also voted and approved a one for ten reverse split of the outstanding shares of the Corporation.  The authorized shares will remain

at 100,000,000, $.001 par value common voting shares.   Following the reverse

split there were 1,058,404 shares outstanding.  The shareholders also approved the issuance of 7,500,000 in connection with the acquisition and an additional 3,500,000 shares in connection with a limited offering.  There are currently 12,058,404 shares issued and outstanding in the corporation.

     DATED this 28th day of December, 1996.

                                   Tzaar Corporation
                                   By: /s/ Michael R. Davis
                                   ------------------------
                                        Michael R. Davis
                                         President


                                   By: /s Tom Kubota
                                   ------------------
                                          Tom Kubota
                                           Secretary

STATE OF            )
                    :ss
COUNTY OF           )


     On the ____ day of December, 1996, personally appeared before me Michael
R. Davis and Tom Kubota and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary respectively and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

                                   ____________________________________
                                   NOTARY PUBLIC

                                   Residing in :__________________________


My Commission Expires:



____________________


STATE OF CALIFORNIA )
                    ):ss
COUNTY OF ORANGE    )

     On December 23, 1996 before me, Karen T. Hills, Notary, personally appeared Tom Kubota and Michael R. Davis, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the person(s) or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal

     /s/ Karen T. Hills
     ------------------
Description of Attached Document

Title or Type of Document:    Amendment to the Articles of Incorporation of
Tzaar Corp.

Document Date: December 23, 1996   Number of Pages:   2

Signer Other Than Named Above:     No other signers

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